THIRD AMENDMENT

To

EXCLUSIVE ADVERTISING AGREEMENT

This Third Amendment to the Exclusive Advertising Agreement (the “Third Amendment”) is made and entered into as of this 25th day of November, 2014, by and between Macau Lotus Satellite TV Media Limited (hereinafter referred to as “Lotus TV”), and CEM International Limited (hereinafter referred to as “CEM”), each a Party, collectively Parties.

WHEREAS, the Parties hereto entered into an Exclusive Advertising Agreement (the “Advertising Agreement”) dated as of August 26, 2010, which is incorporated by reference and made a part hereof.  All capitalized terms therein, unless otherwise defined, shall have the same meaning;

WHEREAS, the Parties hereto entered into an Amendment to the Exclusive Advertising Agreement dated as of August 28, 2013, (the “First Amendment), which is incorporated by reference and made a part hereof.  All capitalized terms therein, unless otherwise defined, shall have the same meaning;

WHEREAS, the Parties hereto entered into another Amendment to the Exclusive Advertising Agreement dated as of June 13, 2013, (the “Second Amendment), which is incorporated by reference and made a part hereof.  All capitalized terms therein, unless otherwise defined, shall have the same meaning;

WHEREAS, the Parties desire to further amend the exclusivity clause and terms for the repayment of the loans of said Advertising Agreement, as the same has already been amended twice.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants, the Parties agree as follows:

1.

As of November 25, 2014, the remaining loan balance owed by Lotus TV to CEM was $78,802,425 Hong Kong dollars, or approximately $10.14 million US dollars.  Lotus TV agrees to accelerate its repayment of the loan balance in annual instalments of US$2,000,000 each starting from 2015 until the entire remaining loan balance shall have been paid in full.

2.

CEM agrees to waive its exclusive rights under the Advertising Agreement, and Lotus TV agrees to maintain its relationship with CEM as its preferred advertising agent.

3.

This Third Amendment shall be effective as of November 25, 2014.

4.

The remainder of the Advertising Agreement, as amended, shall remain the same.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment as of the date first above written.

[signature page to follow]

Macau Lotus Satellite TV Media Limited           CEM International Limited

By: Li Zisong

By: Dicky Cheung

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